UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 11, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2009, The Children’s Place Retail Stores, Inc. (the "Company") entered into an employment agreement with Jane T. Elfers to secure her service as President and Chief Executive Officer of the Company (the "Employment Agreement").  A description of the Employment Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jane T. Elfers has been appointed as President and Chief Executive Officer of the Company (and its subsidiaries) and as a director of the Company, effective as of January 4, 2010.  Ms. Elfers, age 48, served as President and Chief Executive Officer of Lord & Taylor, LLC, a company that operates a specialty department store, from May 2000 to September 2008.  She earned her Bachelor of Science degree in Business Administration from Bucknell University where she currently serves as a member of the Board of Trustees.  A copy of the press release pursuant to which the Company announced the appointment of Ms. Elfers as President and Chief Executive Officer and as a director of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On December 11, 2009, the Company and Ms. Elfers entered into the Employment Agreement to secure her service as President and Chief Executive Officer of the Company.  The term of the Employment Agreement (the “Term”) expires on January 31, 2013 and is automatically renewed for successive one-year terms thereafter unless the Company or Ms. Elfers gives written notice to the other party at least 90 days’ prior to the expiration of the then-current term of its or her intent not to renew the term.  Pursuant to the Employment Agreement, during the Term, at each annual meeting of stockholders at which directors are to be considered for election, the Company will nominate Ms. Elfers for election as a director of the Company if her term as a director is expiring.

Under the Employment Agreement, Ms. Elfers is entitled to an annual base salary of $1,000,000, payable in accordance with the Company’s normal payroll practices, which salary is subject to annual increases at the discretion of the Board of Directors of the Company (the “Board”).  In addition, for each fiscal year of the Company commencing during the Term, Ms. Elfers will be eligible to receive an annual performance-based cash bonus award pursuant to the Company’s annual bonus plan.  The target amount and maximum amount of each annual bonus are equal to 100% and 200%, respectively, of Ms. Elfers’ base salary.  The actual annual bonus will be paid based on the achievement of performance measure(s) that will be established by the Compensation Committee of the Board (the “Compensation Committee”); provided, that the target bonus for the Company’s fiscal year ending January 31, 2011 (the “2010 Fiscal Year”) will be earned if the Company’s operating income for such fiscal year reaches the “Target Performance Goal” and the maximum bonus for the 2010 Fiscal Year will be earned if the Company’s operating income for such fiscal year is 120% of the Target Performance Goal; provided, however, that for the 2010 Fiscal Year, Ms. Elfers will receive an annual bonus of no less than $1,000,000.  The “Target Performance Goal” will be achieved if the Company’s operating income for the 2010 Fiscal Year is 110% of the Company’s operating income for the  fiscal year ending January 29, 2010 (the “2009 Fiscal Year”).

In accordance with the terms of the Employment Agreement, on January 4, 2010, Ms. Elfers will be granted under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Equity Plan”) a deferred stock award (the “Deferred Stock Award”) pursuant to which she will be entitled to be issued and receive a number of shares of common stock, par value $.10 per share, of the Company (“Common Stock”) having an aggregate value of $3,000,000 based on the closing price,on such date of the Common Stock, as reported on the NASDAQ Global Select Market (the “Grant Date Price”). Except as described below, the Deferred Stock Award will vest as to one-third of the shares subject to the Deferred Stock Award on each of the first, second and third anniversaries of the date of grant, provided that Ms. Elfers is employed by the Company on the respective vesting dates. Shares subject to the Deferred Stock Award will be issued and delivered to Ms. Elfers as they vest. On January 4, 2010, Ms. Elfers also will be granted a performance stock award (the “Performance Stock Award”) under the 2005 Equity Plan pursuant to which she will be entitled to be issued and to receive a number of shares of Common Stock (the “Initial Performance Shares”) having an aggregate value of $2,000,000, based on the Grant Date Price, if the Company’s operating income for the 2010 Fiscal Year reaches the Target Performance Goal.  Under the Performance Stock Award, Ms. Elfers can earn an additional number of shares of Common Stock (the “Additional Performance Shares”) having an aggregate value of $2,000,000, based on the Grant Date Price, if the Company’s operating income for the  2010 Fiscal Year equals or exceeds 120% of the Target Performance Goal.  Except as described below, shares subject to the Performance Stock Award will be issued and delivered to Ms. Elfers once a determination is made by the Board or an appropriate committee of the Board that the applicable performance shares have been earned, provided that she is employed by the Company on the last day of the 2010 Fiscal Year.

For each fiscal year during the Term, Ms. Elfers will be eligible to receive awards under the Company’s Long-Term Incentive Plan (or any successor(s) to such plan), with the annual performance metrics thereunder to be established during the first quarter of each fiscal year by the Compensation Committee.  During the Term, Ms. Elfers also will be eligible to receive equity interests in the Company pursuant the Plan and any other equity plan of the Company, at the same time and on a basis which is no less favorable to Ms. Elfers than the most favorable basis on which such equity interests are granted to any other senior executive officer of the Company, except for equity interests granted to any senior executive officer in connection with an initial hire or promotion or other grants not in the regular course.

During the Term, Ms. Elfers will be entitled to participate in all employee benefit and all perquisite plans, programs and arrangements offered by the Company as the Company generally makes available to senior executives of the Company from time to time.  Ms. Elfers also will be provided financial planning and tax preparation services (not to exceed $20,000 per year) and payment or reimbursement for the premium cost (in the aggregate, not to exceed $35,000 per year) of supplemental life insurance and long-term disability insurance.  In addition, during the Term, Ms. Elfers will be provided with an automobile and driver.

The Employment Agreement provides for certain severance benefits in the event of a termination of Ms. Elfers’ employment by the Company other than for Cause (other than in the case of disability), by Ms. Elfers for Good Reason (each as defined below) or at the expiration of the Term due to the Company’s issuance of a non-renewal notice.  In the event of such termination and subject to a release of claims against the Company by Ms. Elfers, Ms. Elfers will be entitled to receive (i) earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination; (ii) a lump sum cash payment of any annual bonus and other incentive compensation earned, but unpaid, for the most recent fiscal year ended prior to the date of termination; (iii) an amount equal to the sum of (a) two times her then current base salary and (b) the greater of two times (x) her target bonus (which is 100% of her annual base salary) or (y) the average of the immediately preceding two year’s annual bonuses earned by her (the greater of clause (x) or (y), the “Bonus Amount”), payable in cash in equal installments (the “Severance Payments”) over a period of 24 months following the date of termination (the “Severance Period”); (iv) a lump sum cash payment of a pro-rata portion of her target bonus for the fiscal year in which her employment terminates; and (v) continued healthcare coverage under the Company’s group health plan, at the Company’s expense, for a period not to exceed the expiration of the Severance Period.

In the event of a termination of Ms. Elfers’ employment by the Company other than for Cause (other than in the case of disability), by Ms. Elfers for Good Reason or at the expiration of the Term due to the Company’s issuance of a non-renewal notice that occurs, in each case, within two years following the occurrence of a Change in Control (as defined below), which constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A- 3(i)(5)(i), in addition to the amounts and benefits described in (i), (ii) and (iv) of the immediately preceding paragraph, but in lieu of the Severance Payments and the benefits described in (v) of the immediately preceding sentence, Ms. Elfers will be entitled to a lump sum cash severance payment in an amount equal to three times the sum of her base salary and the Bonus Amount (the “Change in Control Severance”) and continued healthcare coverage under the Company’s group health plan, at the Company’s expense, for a period of up to 36 months.  If such a termination occurs within two years following the occurrence of a Change in Control which does not constitute a “change in control event” within the meaning of Treas. Reg. §1.409A- 3(i)(5)(i), Ms. Elfers will receive the same benefits and amounts described above, but a portion of the Change in Control Severance will be paid over the Severance Period rather than in a lump sum.

Upon any termination of Ms. Elfers’ employment under the Employment Agreement, Ms. Elfers will be entitled to such rights in respect of any equity awards (including, without limitation, awards of stock options, restricted shares, performance shares and any other award under the 2005 Equity Plan or any future equity incentive plan or program of the Company) theretofore made to her, and to only such rights, as are provided by the plan or the award agreement pursuant to which such equity awards have been granted to her or other written agreement or arrangement between Ms. Elfers and the Company (in any case, in the event of any conflict, the rights most favorable to her will apply).

With respect to the Deferred Stock Award, if Ms. Elfers’ employment terminates due to death or disability, she is terminated by the Company other than for Cause, or she resigns for Good Reason, any shares subject to the Deferred Stock Award which have not at that time been issued and delivered to her will be issued and delivered to her within ten days after her date of termination.  All shares subject to the Deferred Stock Award will also be issued and delivered to her immediately prior to a Change in Control that occurs while she is employed by the Company.

With respect to the Performance Stock Award, if Ms. Elfers’ employment terminates due to death or disability, and the Target Performance Goal is achieved, she will receive a pro rata number of Initial Performance Shares based on the number of days she was employed by the Company.  If Ms. Elfers’ employment is terminated by the Company other than for Cause or if she resigns for Good Reason during the 2010 Fiscal Year, and the Target Performance Goal is achieved, then she will receive the Initial Performance Shares.  The Initial Performance Shares will also be issued and delivered to her immediately prior to a Change in Control that occurs (i) while she is employed by the Company and prior to a determination by the Board or an appropriate committee thereof as to the achievement of the performance goals, or (ii) after her employment is terminated by the Company other than for Cause or she resigns for Good Reason but before a determination has been made by the Board or an appropriate committee thereof with respect to the achievement of the performance goals.

For purposes of the Employment Agreement, the following terms have the following meanings:

“Cause” means: (i) in connection with Ms. Elfers’ employment by the Company, the commission by Ms. Elfers of any act involving intentional dishonesty of a material nature or fraud; (ii) a material breach by her of her fiduciary duties duties as determined by a court of competent jurisdiction or pursuant to a binding arbitration; (iii) any material breach of a material provision of the Employment Agreement by Ms. Elfers that she fails to remedy to the reasonable satisfaction of the Company within 30 days after notice to her of such breach setting forth with reasonable detail the basis of the breach; (iv) any conduct, action or behavior by Ms. Elfers involving moral turpitude, gross negligence or willful misconduct, that has or may reasonably be expected to have a material adverse effect on the reputation or interests of the Company; or (v) she shall have been barred by a court order issued under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from serving as a director or officer of a company registered under Section 12 or filing reports under Section 15(d) of the Exchange Act or she shall have been convicted of, or have entered a plea of nolo contendere or the equivalent in respect of a charge of, any criminal act constituting a felony under the laws of the United States or any state or political subdivision thereof.  Notwithstanding the foregoing, Ms. Elfers’ employment may not be terminated for Cause, within the meaning of clauses (i) – (iv) above unless written notice stating the basis for the termination is provided to Ms. Elfers and she has an opportunity to be heard before the Board and, after such hearing, a majority of the Board (excluding the Ms. Elfers) duly votes to terminate her for Cause.

“Change in Control” means and will be deemed to have occurred: (a) upon a transaction or series of related transactions pursuant to which a person or entity (“Person”) or Persons “acting as a group” (as defined in the regulations to Section 409A of the Internal Revenue Code of 1986, as amended) (i) acquires all or substantially all of the assets of the Company, (ii) acquires the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the securities of the Company entitled to vote generally in the election of directors of the Company (other than through merger, consolidation or other business combination), or (iii) consummates a merger, consolidation or other business combination with the Company the result of which is that the shareholders of the Company prior to such merger, consolidation or other business combination own less than 50% of the securities entitled to vote generally in the election of directors of the surviving entity after the consummation of such merger, consolidation or other business combination; (b) if the individuals (1) who, as of January 4, 2010, constitute the Board (the “Original Directors”) and (2) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such directors being called “Additional Original Directors”) and (3) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or (iii) the Company adopts a plan of liquidation providing for the distribution of all or substantially all of its assets (unless such distribution is to a wholly-owned subsidiary of the Company).

“Good Reason” means the occurrence of any of the following without Ms. Elfers’ prior written consent: (i) a material reduction in her then current base salary, the target bonus, the maximum bonus, or the failure to pay any base salary, annual bonus, or any other amount or award, including an equity award, when such payment is due; (ii) the taking of any action by the Company that would diminish the aggregate value of all employee benefits provided to her in a material respect, or that results in the diminution or reduction of all perquisites enjoyed by her in any material respect; (iii) a material diminution of her duties or responsibilities as set forth in the Employment Agreement;  (iv) her failure to be a member of the Board after the first meeting of the Board occurring after January 4, 2010 and prior to the first meeting of shareholders after January 4, 2010 at which her class of directors is to stand for election, the failure to nominate Ms. Elfers to be, or to continue to be, a member of the Board, or the removal of Ms. Elfers from the position of Chief Executive Officer or President of the Company or any of its subsidiaries; (v) a material interference with Ms. Elfers’ carrying out of her duties so that she is unable to carry out her material duties and responsibilities;  (vi) the assignment to Ms. Elfers of duties which are materially inconsistent with her duties or which materially impair her ability to function as the Chief Executive Officer and President of the Company or of any of its subsidiaries; (vii) a change in the reporting structure so that (A) Ms. Elfers does not report solely and directly to the Board or (B) any employee of the Company or any of the Company’s subsidiaries does not report directly or indirectly to Ms. Elfers; (viii) a relocation of the Company’s headquarters office, or Ms. Elfers’ own principal office, to a location more than 50 miles from midtown Manhattan, New York City; or (ix) any other material breach  by the Company of any material provision of the Employment Agreement.  Ms. Elfers’ employment may not  terminate for Good Reason unless she provides written notice to the Company of the event or condition that is alleged to constitute Good Reason within 60 days after she obtains knowledge of the event or condition, the Company fails to cure the matter within 30 days after receipt of such notice, and Ms. Elfers actually terminates her employment within two business days following such 30 day period.

During the term of the Employment Agreement and for a period of 12 months following the date of termination, subject to applicable law, Ms. Elfers will be subject to restrictions on competition with the Company.  During the term of the Employment Agreement and for a period of 18 months following the date of termination, Ms. Elfers will be subject to restrictions on the solicitation of the Company’s vendors, distributors, manufacturers, lessors, independent contractors or agents for and on behalf of a competitive business, and of the Company’s employees. For all periods during and after the Term, Ms. Elfers will be subject to nondisclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets.  The Employment Agreement also contains indemnification provisions for claims that may arise in connection with Ms. Elfers’ service as President and Chief Executive Officer and a director of the Company.

The description of the Employment Agreement set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 29, 2010.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1           Press Release, dated December 11, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Charles K. Crovitz
Name:	Charles K. Crovitz
Title:	Interim Chief Executive Officer